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Exhibit 10.11

REAL ESTATE EXCHANGE AGREEMENT

ILLINOIS RIVER ENERGY, L.L.C.,

AND

DP INDUSTRIAL, LLC

TABLE OF CONTENTS

-i-

EXHIBIT A	—Description of the IRE Sale Agreements
EXHIBIT B-1	—Legal Description of the IRE Land
EXHIBIT B-2	—Depiction of the IRE Land
EXHIBIT C	—Description of the DP Sale Agreements
EXHIBIT D-1	—Legal Description of the DP Property
EXHIBIT D-2	—Depiction of the DP Land
EXHIBIT E	—Memorandum of Sale Agreement
EXHIBIT F	—Depiction of the Noggle Property
EXHIBIT G	—Competitors

-ii-

REAL ESTATE EXCHANGE AGREEMENT

        This REAL ESTATE EXCHANGE AGREEMENT ("Agreement") is made and entered into as of the 25th day of April, 2003, and is by and between ILLINOIS RIVER ENERGY, L.L.C., a Delaware limited liability company ("IRE"), and DP INDUSTRIAL, LLC, a Delaware limited liability company ("DP"). IRE and DP are collectively referred to herein as the "Parties". April 29, 2003 shall be deemed to be the "Effective Date".

BACKGROUND:

        WHEREAS, IRE has entered into the real estate sale agreements described on Exhibit A attached hereto (the "IRE Sale Agreements"), pursuant to which IRE has the right to acquire a total of approximately 90 acres of land located in Ogle County, Illinois (the "IRE Property"). The IRE Property is legally described on Exhibit B-1 attached hereto and outlined on the plat attached hereto as Exhibit B-2 (the "IRE Land"); and

        WHEREAS, DP, or an affiliate of DP, has entered into the real estate sale agreements described on Exhibit C attached hereto (the "DP Sale Agreements"), pursuant to which DP has the right to acquire, along with other property, approximately 81 acres of land located in Ogle County, Illinois (the "DP Land"). The DP Land is legally described on Exhibit D-1 attached hereto and outlined on the plat attached hereto as Exhibit D-2; and

        WHEREAS, IRE desires to transfer to DP the IRE Property pursuant to the terms, covenants and conditions herein set forth; and

        WHEREAS, DP desires to transfer to IRE the DP Property pursuant to the terms, covenants and conditions herein set forth.

TERMS:

        NOW THEREFORE, in consideration of the transfer of the DP Property in exchange for the IRE Property, the sums of money to be paid by DP to IRE as set forth herein and in further consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Definition of Property.

(a)
As used herein, "DP Property" shall mean the DP Land together with any and all improvements or utilities (including, without limitation, municipal water, sanitary sewer, storm sewer, gas and electric improvements) now or hereafter (but prior to the applicable Closing Date) located thereon (the "DP Improvements"); any and all mineral, oil, gas, and water rights now or hereafter pertaining to the Land; and any and all present and future right, title and interest of DP in and to any ingress/egress or other easements or rights benefiting the DP Land and/or DP Improvements.

(b)
As used herein, "IRE Property" shall mean the IRE Land together with any and all improvements or utilities (including, without limitation, municipal water, sanitary sewer, storm sewer, gas and electric improvements) now (but prior to the applicable Closing Date) located thereon (the "IRE Improvements"); any and all mineral, oil, gas, and water rights now or hereafter pertaining to the Land; and any and all present and future right, title and interest of IRE in and to any ingress/egress or other easements or rights benefiting the IRE Land and/or IRE Improvements.

(c)
The DP Property and the IRE Property may be collectively referred to herein as the "Property".

2.
Confidentiality. Unless the other Party gives its prior written consent, no Party shall make any public statements or comments regarding (i) this Agreement, (ii) the proposed transfer contemplated by this Agreement, or (iii) the contemplated development of the other Party's Property or any proposed development by the other Party; provided, however, that it is understood and agreed that the Parties may disclose such data and information to the employees, lenders, prospective tenants, members, shareholders, partners, investors, consultants, accountants and attorneys of the Parties provided that such persons agree to treat such data and information confidentially. In addition, the Parties shall be entitled to disclose to the City of Rochelle, Ogle County, Illinois, GREDCO and such other governmental authorities any information deemed by such Party to be important or relevant to the process of causing that Party's property to be successfully annexed to the City of Rochelle, on terms and conditions as may be acceptable to that Party including, without limitation, such facts as may be reasonably required in order to obtain confirmation from such entities that the Party's proposed development will be permitted on the applicable Property. In addition to the foregoing, unless the other Party gives its prior written consent, no Party shall disseminate any press releases or announcements, whether written or oral, to the media or the general public with respect to the transaction contemplated under this Agreement including, without limitation, the business terms of this Agreement. The non-defaulting Party shall be entitled to recover from defaulting Party any and all damages incurred by the non-defaulting Party for a violation of this Section. The non-defaulting Party shall also be entitled to any other equitable relief including specific performance and an injunction prohibiting any violation of this Section. Any remedy shall not be deemed to be an exclusive remedy for the defaulting Party's violation of this Section, but except to the extent otherwise limited by this Agreement, shall be in addition to all other remedies available at law or in equity to the non-defaulting Party. Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall limit the dissemination of any facts or information to potential purchasers of IRE's stock, if the facts or information is deemed by IRE to be relevant to any investor's decision whether or not to invest in IRE's stock.

3.
Exchange of Property. Subject to the terms and conditions of this Agreement, IRE hereby agrees to transfer to DP the IRE Property. Subject to the terms and conditions of this Agreement, DP hereby agrees to transfer to IRE the DP Property.

4.
Tax-Free Exchange of Properties. DP and IRE shall exchange the DP Property and the IRE Property as an exchange of properties that are like kind and qualifying use within the meaning of §1031 of the Internal Revenue Code. In connection therewith, the conveying party shall, to the extent necessary, assign its rights with respect to the Property to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the applicable Closing Date.

5.
Due Diligence Payment From DP. In order to reimburse IRE for due diligence costs incurred and to be incurred by IRE with respect to the DP Property and the IRE Property, DP shall pay to IRE a total of $630,000.00 (the "Due Diligence Payment") at Closing. In, the event this Agreement is not closed (except due to a default by IRE which results in such termination), then in that event, DP shall reimburse IRE, upon receipt of invoices, for the expenses to be incurred by IRE in investigating the DP Property pursuant to Section 16 (b) (i) of this Agreement, which amount shall not exceed $75,000.00. At IRE's request, DP shall provide IRE with adequate security in order to assure IRE of DP's performance of DP's monetary obligations under this Agreement. With respect to the amount of security to be provided by DP, the words "monetary obligations" as used in the preceding sentence includes not only the amount of the Due Diligence Payment but also an amount equal to a reasonable estimate of the cost to perform DP's agreements under Section 7 and Sections 16 (c) (v), (vi) and (vii) of this Agreement.

6.
Expenses. All fees for obtaining and recording releases of liens and encumbrances with respect to the IRE Property, recording the DP Property Deed, and one-half (1/2) of any Escrow or similar DP

  Property Closing fee or IRE Property Closing fee shall be paid by IRE. All fees for obtaining and recording releases of liens and encumbrances with respect o the DP Property, recording the IRE Property Deed, and one-half (1/2) of any Escrow or similar DP Property Closing fee or IRE Property Closing fee shall be paid by DP. All other costs, charges, and expenses shall be paid as provided in this Agreement or, in the absence of such provision, in accordance with Applicable Laws or local customary practice, as the case may be.

7.
Sewer and Water Extensions; Steward Road Extension. Subject to Closing, DP shall cause to be extended, at its cost, if any, the municipal sewer and water utility lines along Steward Road adjacent to the DP Property in accordance with the Utilities Specifications (as hereinafter defined). Subject to Closing, DP shall also cause to be improved, at its cost, if any, the north-south portion of Steward Road along the eastern boundary of the DP Property (consisting of approximately 1,100 lineal feet) to meet at least the applicable governmental specifications required for 80,000-pound vehicular traffic. IRE shall promptly forward to DP any invoices or correspondence received from the City of Rochelle (the "City") or any other governmental authority regarding the costs described in this Section. DP shall be entitled to any reimbursements from land owners, excluding IRE, adjoining the DP Property or the IRE Property relating to the costs incurred by DP in extending such sewer, water and Steward Road improvements and to the extent such fees are received by IRE, IRE shall promptly pay such amounts to DP; provided, however, neither IRE nor the DP Property shall be required to pay any taxes, charges or fees (in the nature of special assessments or impact fees) to the City of Rochelle, Ogle County, or DP that are designed to allow DP, the City of Rochelle or Ogle County to "recapture" its costs in connection with any infrastructure improvements, including without limitation, the infrastructure improvements referred to in this Section 7 of this Agreement, the Roadway System, the Utilities System and/or the Extension of the City Lead Track (as hereinafter defined).

8.
Governmental Applications. The Parties acknowledge that DP has submitted the proposed DP Annexation Agreement (as hereinafter defined) to the City and IRE has submitted the proposed IRE Annexation Agreement (as hereinafter defined) to the City. The Parties shall use reasonable efforts to cause the DP Annexation Agreement and the IRE Annexation Agreement to be consistent and mutually acceptable to DP and IRE on or before May 2, 2003. The Parties shall also reasonably cooperate with each other in obtaining any governmental approvals that may be necessary for the development of the IRE Property by DP (at DP's cost) and the DP Property by IRE (subject to the provisions of Section 7 and Sections 16 (c), (v), (vi) and (vii) of this Agreement, at IRE's cost); provided, however, neither Party shall take any action (and the other Party shall have no obligation to cooperate with the other Party in such event) that may adversely affect the development of the applicable Property by the transferor of such Property in the event the other Party does not acquire the applicable Property as contemplated herein. In addition, in the event that one party is successful in causing its property to be annexed and the other party is not, the successful party may terminate this Agreement by thereafter providing written notice to the other party.

9.
Closing Date. The closing of the transaction contemplated by this Agreement (the "Closing") shall be a date mutually agreed upon between the parties that is no later than five (5) business days of the last to occur of (i) date upon which IRE has the right and duty to Close under the IRE Sale Agreement; or (ii) the date DP has the right and duty to Close under the DP Sale Agreement (the "Closing Date"). The parties shall use reasonable efforts to cause the Closing Date to occur as promptly as practicable on or before June 30, 2003. The Parties shall reasonably cooperate with each other and schedule the Closing of this Agreement concurrently with, and in accordance with, the terms and conditions of the separate purchase agreements. In the event this Agreement is not closed on or before June 30, 2003 and such failure is not the result of a default by a Party, either party may thereafter terminate this Agreement by providing ten (10) days' written notice to the other party and in the event the closing does not occur within such ten (10) day period, this Agreement shall terminate and neither party shall have any obligation to the other hereunder except as set forth in Section 5 of this Agreement.

10.
Deed.

(a)
IRE shall convey, or cause to be conveyed, the IRE Property to DP by special warranty deed (the "IRE Property Deed"), free and clear of all liens, claims, encumbrances, restrictions and reservations of rights except the IRE Permitted Exceptions (as hereinafter defined). The IRE Property Deed shall include a conveyance by means of the legal description of the IRE Property mutually acceptable to the Parties. DP's title to the IRE Property upon conveyance shall be good and marketable and insurable for the full amount of the fair market value of the IRE Property at standard rates by the Chicago Title Insurance Company (the "Title Company"), with no exceptions other than the IRE Permitted Exceptions. As used herein, the "IRE Property Permitted Exceptions" shall mean those title exceptions that are described on the granting deed to IRE, if any, upon IRE's acquisition of the IRE Property pursuant to the IRE Sale Agreements or if there is an assignment and direct deeding under the provisions of Section 25 of this Agreement, the permitted exceptions under the terms of IRE Sale Agreements, whichever the case may be. Prior to IRE acquiring the IRE Property, DP shall have the right to review the granting deed to IRE relating to the IRE Property to ensure that such deed conforms to the requirements of the IRE Sale Agreement.

(b)
DP shall convey, or cause to be conveyed, the DP Property to IRE by special warranty deed (the "DP Property Deed"), free and clear of all liens, claims, encumbrances, restrictions and reservations of rights except the DP Property Permitted Exceptions (as hereinafter defined) with respect to the DP Property. The DP Property Deed shall include a conveyance by means of the legal description of the DP Property mutually acceptable to the Parties. IRE's title to the DP Property upon conveyance shall be good and marketable and insurable for the full amount of the fair market value of the DP Property at standard rates by the Title Company, with no exceptions other than the Permitted Exceptions with respect to the DP Property. As used herein, the "DP Property Permitted Exceptions" shall mean those title exceptions that are described on the granting deed to DP, if any, upon DP's acquisition of the DP Property pursuant to the DP Sale Agreements or if there is an assignment and direct deeding under the provisions of Section 25 of this Agreement, the permitted exceptions under the terms of DP Sale Agreements, whichever the case may be. Prior to DP acquiring the DP Property, IRE shall have the right to review the granting deed to DP relating to the DP Property to ensure that such deed conforms to the requirements of the DP Sale Agreement.

11.
Closing Escrow.

(a)
Subject to the provisions of the DP Sale Agreements and the IRE Sale Agreements, which agreements shall ultimately control the time, place, manner and method of closing, the closing shall be through an escrow (the "Closing Escrow") established with the Title Company, as escrowee. The Parties shall reasonably cooperate with each other in an attempt to schedule the closing of the separate sale agreements concurrently with this Agreement and through the Closing Escrow. This Agreement shall serve as escrow instructions to the Title Company, subject to its Standard Conditions of Acceptance of Escrow; provided, however, that this Agreement shall govern in the event of any conflict between said Standard Conditions and any of the terms hereof. The Escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into, nor in any manner superseded by, the Closing Escrow. The Closing Escrow costs and fees shall be equally divided between DP and IRE. On the Closing Date, if all the funds and documents set forth in Section 12 have been delivered to the Title Company and if the Title Company is in a position to issue and will issue the IRE Property Title Policy as described in Section 14(c), the Title Company shall:

    (i)
    Cause the IRE Property Deed and the DP Property Deed to be filed for record;

    (ii)
    Make the prorations set forth in Section 13 paying all amounts of taxes and assessments which are applicable to the Property and which are due and payable at such time and appropriately charging or crediting the respective accounts of the parties;

    (iii)
    Cause the issuance and delivery to DP of the IRE Property Title Policy charging to the account of IRE the cost of the title examination and title commitment and the cost of the premium of IRE Property Title Policy, and cause the issuance and delivery to IRE of the DP Property Title Policy charging to the account of DP the cost of the title examination and title commitment and the cost of the premium of the DP Property Title Policy;

    (iv)
    Charge to the account of each Party one-half (1/2) of the escrow fee and all other sums properly chargeable against such party hereunder;

    (v)
    To the extent that amounts are due between the parties, the Title Company shall set-off to the extent practicable the amounts owed each Party so that the minimum and most efficient transfer of funds takes place between the Parties; and

    (vi)
    Pay to or upon the order of applicable Party the cash balance due to any such Party after deducting all amounts herein required to be paid from by such Party under this Agreement.

  (b)
  The Title Company shall deliver to IRE the recorded DP Property Deed, to DP the recorded IRE Property Deed, and shall deliver to the Parties original executed counterparts of all other documents delivered by IRE and DP into the Closing Escrow; and its escrow statement in duplicate showing all the charges and credits affecting the respective account of the Parties.

12.
Documents to be Delivered by the Parties at Closing. On or before the Closing Date, the Parties shall deposit into the Closing Escrow certain items as follows:

(a)
IRE shall deposit of the following items:

(i)
the IRE Property Deed, subject only to the IRE Permitted Exceptions;

(ii)
to the extent within IRE's possession or control, the originals of all permits, licenses, and approvals necessary to construct, operate and use the IRE Property (collectively, the "IRE Property Permits"), excepting therefrom any IRE Property Permits that relate to IRE's operations (as opposed to the general use of the property) and that are transferable by IRE to the DP Property, in accordance with all applicable federal, state and local statutes, codes, ordinances, rules and regulations, judicial decisions, decrees and rulings, and permits (including, without limitation, all Environmental Laws) (collectively, the "Applicable Laws"), together with (i) an assignment thereof to DP in form and substance reasonably acceptable to DP excepting therefrom any IRE Property Permits that are transferable by IRE to the DP Property, and (ii) all consents to the assignment required by the terms of such IRE Property Permits or by Applicable Law;

(iii)
IRE's certificate stating that all representations and warranties made by IRE in this Agreement are true in all material respects as of the IRE Property Closing Date;

(iv)
an affidavit stating IRE's U.S. taxpayer identification number and that IRE is a "United States person", as defined by Sections 1445(f)(3) and 7701(b) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code");

    (v)
    IRE's executed ALTA statement, Owner's Affidavit or similar statement which may be required by the Title Company to omit from DP's IRE Property Title Policy any exceptions for unfiled mechanics', materialmen's or similar liens, and parties in possession;

    (vi)
    such other IRE's affidavits or undertakings acceptable to Title Company as it may require to issue the IRE Property Title Policy;

    (vii)
    fully executed counterparts of an agreed upon closing and proration statement (the "IRE Property Closing Statement");

    (viii)
    fully executed counterparts of any applicable state, county and municipal real estate transfer tax declarations;

    (ix)
    any funds owed by IRE pursuant to the terms of this Agreement; and

    (x)
    such other documents and instruments as may be required by any other provision of this Agreement or as may be reasonably necessary to consummate the transactions contemplated hereby.

  (b)
  DP shall deposit of the following items:

  (i)
  the DP Property Deed, subject only to the DP Permitted Exceptions;

  (ii)
  to the extent within DP's possession or control, the originals of all permits, licenses, and approvals necessary to construct, operate and use the DP Property (collectively, the "DP Property Permits") in accordance with all applicable federal, state and local statutes, codes, ordinances, rules and regulations, judicial decisions, decrees and rulings, and permits (including, without limitation, all Environmental Laws) (collectively, the "Applicable Laws"), together with (i) an assignment thereof to IRE in form and substance reasonably acceptable to IRE, and (ii) all consents to the assignment required by the terms of such DP Property Permits or by Applicable Law;

  (iii)
  DP's certificate stating that all representations and warranties made by DP in this Agreement are true in all material respects as of the DP Property Closing Date;

  (iv)
  an affidavit stating DP's U.S. taxpayer identification number and that DP is a "United States person", as defined by Sections 1445(f)(3) and 7701(b) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code");

  (v)
  DP's executed ALTA statement, Owner's Affidavit or similar statement which may be required by the Title Company to omit from IRE's DP Property Title Policy any exceptions for unfiled mechanics', materialmen's or similar liens, and parties in possession;

  (vi)
  such other DP affidavits or undertakings acceptable to Title Company as it may require to issue the DP Property Title Policy;

  (vii)
  fully executed counterparts of an agreed upon closing and proration statement;

  (viii)
  fully executed counterparts of any applicable state, county and municipal real estate transfer tax declarations;

  (ix)
  any funds owed by DP pursuant to the terms of this Agreement, and the balance of the Due Diligence Payment;

  (x)
  a letter of credit or other reasonably acceptable security for the DP's monetary obligations; and

    (xi)
    such other documents and instruments as may be required by any other provision of this Agreement or as may be reasonably necessary to consummate the transactions contemplated hereby.

13.
Property Prorations. At the Property closing, IRE and DP shall prorate general real estate taxes for the year of the Property Closing and, if and as applicable, the prior year, to the extent not yet paid, or the subsequent year, to the extent paid, based on 100% of the most recently ascertainable taxes for the Property, to be reprorated by the Parties within sixty (60) days after receipt of a final bill for any such period. Each transferring Party shall be responsible for all real estate taxes and special assessments attributable to the Property it sold up to the Closing Date, (excluding special assessments arising out of improvements made by the other Party, if any) and each purchasing Party shall be responsible for all real estate taxes and special assessments attributable to the Property it received in the transfer described in this Agreement on and after the Closing Date except for special assessments related to infrastructure improvements referred to in Sections 7 and 16 of this Agreement, if any, which special assessments shall be paid by DP. In the event and Property sold is part of a larger parcel of land that was not sold and that is assessed for general real estate taxes and is not separately assessed, (i) the general real estate taxes will be equitably apportioned between IRE and DP based on the relative square footage of the Property sold and the remainder of such larger parcel and the improved or unimproved condition of each, and (ii) the Parties agree to cooperate with each other in arranging for the Property to be separately assessed. Each transferring Party acknowledges that its shall be responsible for any recoupage for any amount of tax exemptions, such as agricultural exemptions with respect to any Property sold to the other Party. Notwithstanding the foregoing, if any crops have been planted on the Property prior to the Closing, and such crops have not yet been harvested as of the Closing, provided the transferring Party retains the direct or indirect right, to harvest the crops after the Closing or all the rent from any existing farm lease, the transferring Party shall be responsible for all real estate taxes attributable to the Property payable during the year of the Closing.

14.
Conditions to Obligations to Transfer. The obligation of each Party to consummate the exchange contemplated in this Agreement is subject to the following conditions:

(a)
The other Party shall have performed and observed all terms, covenants, conditions and agreements required to be performed and observed by such Party pursuant to this Agreement.

(b)
All of the other Party's representations and warranties contained herein shall be true and accurate as of the Closing; the other Party shall not be aware of any facts or circumstances that are inconsistent with or that would tend to conflict with any such representation and warranties; and the other Party shall provide a certificate confirming the same at the Closing.

(c)
The Title Company shall have provided each acquiring Party with a standard extended coverage ALTA Form B owner's title insurance policy (most recent edition) in the full amount of the fair market value of the applicable Property with such endorsements as the Party to be insured shall reasonably require, all at standard rates, insuring that the fee simple estate to the Property is vested in the acquiring Party subject only to the Permitted Exceptions (the "Title Policy").

(d)
Each Party shall have approved the conditions and agreements of the other Party's Annexation Agreement.

(e)
DP shall have provided reasonably adequate security for DP's monetary obligations.

15.
Deliveries.

(a)
IRE's Deliveries.

(i)
On or before April 30, 2003, IRE shall deliver to DP legible copies of all documents and information pertaining to the IRE Property which are in IRE's possession or control including, without limitation: (i) title commitments, reports and/or policies; (ii) plans and specifications for any IRE Property Improvements; (iii) appraisals; (iv) engineering studies; (v) soil boring test results; (vi) environmental reports; (vii) boundary (including a metes and bounds legal description), topographic or other surveys; (viii) existing and proposed development plans concerning the IRE Property; (ix) copies of the most recent real estate tax bills affecting the IRE Property; (x) correspondence with governmental authorities concerning the IRE Property, including, but not limited to, any permit applications (including, without limitation, construction permit applications for emissions submitted to the United States Environmental Protection Agency), (xi) drafts of any proposed annexation agreements, and (xii) the IRE Sale Agreements.

(ii)
Until the IRE Property Closing, IRE shall deliver any and all new such documents and information, and any and all materials delivered to DP pursuant to this Section shall remain the property of IRE, but DP shall have the right to the use thereof. If the IRE Property Closing does not take place for any reason (other than due to a breach of this Agreement by IRE), DP shall promptly return any and all such materials to IRE.

(iii)
IRE shall use reasonable efforts to obtain and deliver to DP, no later than ten (10) days prior to the expiration of the Inspection Period, letters (in a form reasonably acceptable to DP) from the companies that prepared the environmental and other due diligence reports relating to the IRE Property stating that DP shall have the right to rely upon such reports.

(b)
DP's Deliveries.

(i)
On or before April 30, 2003, DP shall deliver to IRE legible copies of all documents and information pertaining to the DP Property which are in DP's possession or control including, without limitation: (i) title commitments, reports and/or policies; (ii) plans and specifications for any DP Property Improvements; (iii) appraisals; (iv) engineering studies; (v) soil boring test results; (vi) environmental reports; (vii) boundary, topographic or other surveys; (viii) existing and proposed development plans concerning the DP Property; (ix) copies of the most recent real estate tax bills affecting the DP Property; (x) correspondence with governmental authorities concerning the DP Property; (xi) drafts of any proposed annexation agreements, and (xii) the DP Sale Agreements.

(ii)
Until DP Property Closing, DP shall deliver any and all new such documents and information, and any and all materials delivered to DP pursuant to this Section shall remain the Property of DP, but IRE shall have the right to the use thereof. If DP Property Closing does not take place for any reason (other than due to a breach of this Agreement by DP), IRE shall promptly return any and all such materials to DP.

(iii)
DP shall use reasonable efforts to obtain and deliver to IRE, no later than ten (10) days prior to the expiration of the Inspection Period, letters (in a form reasonably acceptable to IRE) from the companies that prepared the environmental and other due diligence reports relating to the DP Property stating that IRE shall have the right to rely upon such reports.

16.
Inspection Periods; Annexation and Ownership Contingency Period.

(a)
DP Inspection of IRE Property.

(i)
Subject to the terms of the IRE Sale Agreements, DP and its agents, contractors, engineers, surveyors, employees, appraisers, auditors and other representatives shall have the right during the thirty (30) day period immediately after the Effective Date to inspect the IRE Property (the "DP Inspection Period"). DP shall provide IRE with reasonable advance notice before entering the IRE Property. If DP and IRE are conducting inspections of the IRE Property at the same time, DP and IRE shall reasonably cooperate during any such inspections.

(ii)
If DP is not satisfied with the physical condition of the IRE Property (including without limitation, the soil and environmental condition), in DP's sole and absolute discretion, DP may, by giving IRE written notice on or before the expiration of the DP Inspection Period, terminate this Agreement. In such event, neither party shall have any further rights, obligations nor liabilities hereunder except as otherwise provided in Section 5 of this Agreement. If, on or before the end of the DP Inspection Period, DP fails to give IRE written notice terminating this Agreement, then DP shall be deemed to have waived its right to terminate this Agreement as described in this Section 16(a) (ii).

(iii)
DP agrees to indemnify and hold IRE harmless from and against any cost, expense, liability, damage or injury to property or persons (excluding consequential damages) resulting solely from DP's negligence (or that of its agent, contractors, engineers, surveyors and employees) in the exercise of the rights granted to DP pursuant to Section 16(a).

(b)
IRE Inspection of DP Property.

(i)
Subject to the terms of the applicable DP Sale Agreements, IRE and its agents, contractors, engineers, surveyors, employees, appraisers, auditors and other representatives shall have the right during the thirty (30) day period immediately after the Effective Date to inspect the DP Property including, without limitation that part of the Noggle property contemplated by IRE as being included within the definition of the DP Property, (the "IRE Inspection Period"). Notwithstanding anything to the contrary contained within this Agreement, DP shall provide to IRE a written License Agreement (of such other agreement granting rights of access) with respect to the Noggle property from the owner thereof on or before the Effective Date, which agreement shall permit IRE to immediately commence its inspection. IRE shall provide DP with reasonable advance notice before entering the DP Property. If DP and IRE are conducting inspections of the DP Property at the same time, DP and IRE shall reasonably cooperate during any such inspections.

(ii)
If IRE is not satisfied with the DP Property, in IRE's sole and absolute discretion, IRE may, by giving DP written notice on or before the expiration of the IRE Inspection Period, terminate this Agreement. In such event, neither party shall have any further rights, obligations nor liabilities hereunder except as otherwise provided in Section 5 of this Agreement. If, on or before the end of the IRE Inspection Period, IRE fails to give DP written notice terminating this Agreement, then IRE shall be deemed to have waived its right to terminate this Agreement as described in this Section 16(c) (ii).

(iii)
IRE agrees to indemnify and hold DP harmless from and against any cost, expense, liability, damage or injury to property or persons (excluding consequential damages) resulting solely from IRE's negligence (or that of its agent, contractors, engineers, surveyors and employees) in the exercise of the rights granted to IRE pursuant to Section 16(b).

  (c)
  Annexation and Ownership Contingency Period.

  (i)
  DP shall have until June 30, 2003 (the "DP Annexation Period") to finalize an annexation agreement relating to the DP Property with the City (the "DP Annexation Agreement"), resolve any ownership issues relating to the DP Property and enter into a real estate purchase agreement with the owner of the land depicted on Exhibit F attached hereto (the "Noggle Property"). DP acknowledges that the DP Annexation Agreement shall be subject to the review and approval of IRE, which shall not be unreasonably withheld, conditioned or delayed.

  (ii)
  If DP has not entered into the DP Annexation Agreement with the City before the expiration of the DP Annexation Period, or IRE is not satisfied with the condition of ownership relating to the DP Property (in IRE's reasonable discretion), or DP has not entered into a real estate purchase agreement with the owner of the Noggle Property that is reasonably acceptable to IRE, IRE may, by giving DP written notice on or before the expiration of the DP Annexation Period, terminate this Agreement. In such event, neither party shall have any further rights, obligations nor liabilities hereunder except as provided herein. If, on or before the end of the DP Annexation Period, IRE fails to give DP written notice terminating this Agreement, then IRE shall be deemed to have waived its right to terminate this Agreement as described in this Section 16(c) (ii).

  (iii)
  IRE shall have until June 30, 2003 (the "IRE Annexation Period") to finalize an annexation agreement relating to the IRE Property with the City (the "IRE Annexation Agreement") and resolve any ownership issues relating to the IRE Property. Subject to the provisions of Sections 16 (c) (v), (vi) and (vii) below, IRE acknowledges that the IRE Annexation Agreement shall be subject to the review and approval of DP, which shall not be unreasonably withheld, conditioned or delayed.

  (iv)
  If IRE has not entered into the IRE Annexation Agreement with the City before the expiration of the IRE Annexation Period, or DP is not satisfied with the condition of ownership relating to the IRE Property (in DP's reasonable discretion), DP may, by giving IRE written notice on or before the expiration of the IRE Annexation Period, terminate this Agreement. In such event, neither party shall have any further rights, obligations nor liabilities hereunder except that DP shall reimburse IRE for its expenses as provided in Section 5 of this Agreement. If, on or before the end of the IRE Annexation Period, DP fails to give IRE written notice terminating this Agreement, then DP shall be deemed to have waived its right to terminate this Agreement as described in this Section 16(c) (iv).

  (v)
  Notwithstanding anything to the contrary contained in this Agreement, DP shall not withhold its approval of the IRE Annexation Agreement by reason of IRE incorporating within the IRE Annexation Agreement provisions relating to the following concerns and/or infrastructure improvements deemed necessary by IRE. IRE will require, as part of IRE's Annexation Agreement, an improved "Roadway System" comprised of Segments I, II, III, IV and V. IRE will require that each Segment of the Roadway System shall be constructed and/or upgraded to meet at least the applicable governmental specifications required for 80,000-pound vehicular traffic. Segment I consists of the extension of Caron Road South to the North property line of the IRE Property. Segment II consists of the extension of Caron Road from the North property line of the IRE Property to Steward Road. Segment III of the Roadway System consists of upgrading Steward Road from the west property line of the IRE Property to the East property line of the IRE Property. Segment IV consists of upgrading Steward Road west from the west property line of the IRE Property to U.S. Highway 251. Segment V consists of upgrading Steward Road from the east property line of the IRE Property East and South to the north line of Lee County. IRE contemplates that the IRE Annexation Agreement will require IRE to dedicate fee title to, and/or or easements over, under and across those portions of the IRE Property owned or controlled by IRE to the City of Rochelle and/or Ogle County ("Governmental Agencies") to accomplish the Roadway System, without reimbursement for the cost of the property included in any such dedication. IRE contemplates that the IRE Annexation Agreement will be conditioned upon DP agreeing to dedicate fee title to, and/or easements over, under and across those portions of the DP Property owned or controlled by DP to Governmental Agencies to accomplish the Roadway System without reimbursement for the cost of the property included in any such dedication. IRE further contemplates that the Roadway System will be constructed by the Governmental Agencies in a timely manner, at the Governmental Agencies cost and expense subject, however, to certain demands of the Governmental Agencies relating to sharing of such costs by the owner of the IRE Property. Subject to Closing, as between IRE and DP, provided DP first approves the amount of any cost sharing for the Roadway System, DP agrees that any cost sharing for the Roadway System that may be required by any one or more of the Governmental Agencies in the IRE Annexation Agreement, shall be paid by DP without any direct or indirect recapture of such costs being imposed by DP and/or any one or more of the Governmental Agencies, upon IRE or the DP Property under the IRE or DP Annexation Agreements, any Ordinance or by any other means. Subject to Closing, DP hereby approves, agrees to assume and be responsible for payment of any provision in the IRE Annexation Agreement whereby the Owner of the IRE Property agrees to pay for fifty (50%) percent of the cost of Segment II of the Roadway System and twenty-five (25%) percent of the cost of Segment III of the Roadway System. Subject to Closing, (i) DP agrees to dedicate fee title to, and/or easements over, under and across those portions of the DP Property owned or controlled by DP, and (ii) IRE agrees to dedicate fee title to, and/or easements over, under and across those portions of the IRE Property owned or controlled by IRE to Governmental Agencies to accomplish the Roadway System without reimbursement for the cost of the property included in any such dedication.

    (vi)
    Notwithstanding anything to the contrary contained in this Agreement, DP shall not withhold its approval of the IRE Annexation Agreement by reason of IRE incorporating within the IRE Annexation Agreement provisions relating to the following concerns and/or infrastructure improvements deemed necessary by IRE unless the following utilities materially exceed the specifications set forth on that certain Preliminary Plan of Ethanol Production Facility Rochelle, Illinois, prepared by Weaver Boos & Gordon, excluding any extensions to the length of such infrastructure improvements in order to extend such items to the DP Property (the "Utility Specifications"). Subject to the Utility Specifications, IRE will require the City of Rochelle to extend sufficient electrical service to the IRE Property and the DP property at the sole cost and expense of the City") as part of the IRE Annexation Agreement. Subject to the Utility Specifications, IRE will also require, as part of IRE's Annexation Agreement, an improved "Utilities System" comprised of Utilities Segments I, II, III and IV. IRE will require that each Segment of the Utilities System be of sufficient size and quality as will service the needs of the Ethanol Production Facility and the other uses contemplated by IRE. Utilities Segment I will consist of the extension of water and sewer lines consistent with the Utilities Specifications South to the South Right of Way line of Interstate Highway 88.

      Utilities Segment II will consists of the extension of water and sewer lines consistent with the Utilities Specifications South from the end of Utilities Segment I and the South Right of Way line of Interstate Highway 88 to Steward Road. Utilities Segment III will consist of the extension of water and sewer lines consistent with the Utilities Specifications East from the end of Utilities Segment II and the intersection of extended Caron Road and Steward Road along the South Line of the IRE Property to the East line of the IRE Property. Utilities Segment IV will consist of the extension of water and sewer lines consistent with the Utilities Specifications South from the end of Utilities Segment III along Steward Road to the furthermost end of the DP Property. IRE contemplates that the IRE Annexation Agreement will require IRE and to dedicate fee title to, and/or easements over, under and across those portions of the IRE Property owned or controlled by IRE to the City of Rochelle to accomplish the extension of the Electric Service and the Utilities System. IRE contemplates that the IRE Annexation Agreement will be conditioned upon DP agreeing to dedicate fee title to, and/or easements over, under and across those portions of the DP Property owned or controlled by DP to the City of Rochelle to accomplish the Extension of the Electric Service and the Utilities System, without reimbursement for the cost of the property included in any such dedication. IRE further contemplates that the Utilities System will be constructed by the City of Rochelle in a timely manner, at the City's cost and expense subject, however, to certain demands of the City relating to sharing of such costs by the Owner of the IRE Property. Subject to Closing, as between IRE and DP, provided DP first approves the amount of any Utilities System cost sharing, DP agrees that any cost sharing for the Utilities System that may be required by the City of Rochelle in the IRE Annexation Agreement, shall be paid by DP without any direct or indirect recapture of such costs being imposed by DP and/or the City of Rochelle, upon IRE or the DP Property under the IRE or DP Annexation Agreements, any Ordinance or by any other means. Subject to Closing, DP hereby approves, agrees to assume and be responsible for payment of any provision in the IRE Annexation Agreement whereby the Owner of the IRE Property agrees to pay for fifty (50%) percent of the cost of Segment II of the Utilities System and twenty-five (25%) percent of the cost of Segment III of the Utilities System. Subject to Closing, (i) DP further agrees to dedicate fee title to, and/or easements over, under and across those portions of the DP Property owned or controlled by DP, and (ii) IRE further agrees to dedicate fee title to, and/or easements over, under and across those portions of the IRE Property owned or controlled by IRE to the City of Rochelle to accomplish the Extension of the Electric Service and the Utilities System, without reimbursement for the cost of the property included in any such dedication.

    (vii)
    Notwithstanding anything to the contrary contained in this Agreement, DP shall not withhold its approval of the IRE Annexation Agreement by reason of IRE incorporating within the IRE Annexation Agreement provisions relating to the following concerns and/or infrastructure improvements deemed necessary by IRE. As part of the IRE Annexation Agreement, IRE contemplates that the City of Rochelle will cause the City Lead Track to be extended, in a timely manner, at the City's cost and expense from its current termination point to and through the property commonly known as the "Brossman Farm" located Section 5, Twp. 39 N. (Alto Twp.), Range 2 East, Lee County, Illinois, consistent with the rail service needs of IRE through the right-of-way obtained by the City of Rochelle on the Brossman Farm ("City Lead Track Specifications"). The City Lead Track shall be extended at the City's sole cost and expense to provide access to the IRE Property and the DP Property. Notwithstanding anything to the contrary contained in this Agreement, DP acknowledges that the usable area of the approximate acres contained within the IRE Property (90 acres) shall be reduced by the amount of acres contained within the contemplated dedications referred to in Section 16 (c) (v), (vi) and (vii) of this Agreement. IRE has been informed that the approximate amount of the property to be dedicated as set forth in Section 16 (c) (v), (vi) and (vii) of this Agreement, is five (5) acres. DP and IRE acknowledge that DP Property shall contain 81.1 "net usable acres". "Net usable acres" shall mean the 81.1 acres of property, without reduction for the area of the property dedicated to the City pursuant to Section 16 (c) (v), (vi) and (vii) of this Agreement, but subject to the existing right of way of Steward Road and any existing public utility easements falling outside of the Steward road right of way.

17.
Default; Remedies.

(a)
In the event DP fails to perform any obligation under this Agreement which at the time is binding upon DP, and such failure continues for a period of ten (10) days after DP's receipt of written notice of such failure from IRE, then IRE may, at IRE's option, either: (a) terminate this Agreement by giving written notice of such termination to DP, whereupon all rights, duties and obligations of all the parties hereunder shall expire and this Agreement shall in all respects become null and void, or (b) seek and obtain specific performance of this Agreement without any award for damages. IRE's right to terminate this Agreement without any award for damages or seek specific performance without any award for damages are IRE's sole and mutually exclusive remedies. IRE's hereby waives and releases any other right or remedy that might otherwise be available at law or in equity. IRE hereby covenants that it shall not sue DP to prove that IRE's actual damages exceed that which are provided for in this Agreement.

(b)
In the event IRE fails to perform any obligation under this Agreement which at the time is binding on IRE, and such failure continues for a period of ten (10) days after IRE's receipt of written notice of such failure from DP, then DP may either: (a) terminate this Agreement whereupon all rights, duties and obligations of all the parties hereunder shall expire and this Agreement shall in all respects become null and void, or (b) seek and obtain specific performance of this Agreement without any award for damages. DP's rights to terminate this Agreement without any award for damages or seek specific performance are DP's sole and mutually exclusive remedies. DP hereby waives and releases any other right or remedy that might otherwise be available at law or in equity. DP hereby covenants that it shall not sue the IRE to prove that DP's actual damages exceed that which are provided for in this Agreement.

18.
Representations and Warranties of IRE.

(a)
The representations and warranties contained in this paragraph, unless expressly stated otherwise, are made as of the date of this Agreement and as of the date of the IRE Property Closing. IRE represents and warrants to DP as follows:

(i)
To IRE's knowledge, neither IRE nor the sellers under any of the IRE Sale Agreements are in default under the IRE Sale Agreements.

(ii)
To IRE's knowledge, the IRE Sale Agreements are in full force and effect.

(iii)
To IRE's knowledge, IRE has full power and lawful authority to execute and deliver this Agreement and any and all documentation relating hereto, to consummate the transactions contemplated hereby, and to make the representations, warranties and covenants made by IRE hereunder. To IRE's knowledge, no consent of any other person or entity is required in connection with the execution, delivery or performance of this Agreement, and as such this Agreement represents the valid and binding obligation of IRE enforceable against it in accordance with its terms.

    (iv)
    Upon delivery to DP of the documents described in Section 23(a) (i), IRE shall have delivered to DP all documents in IRE's possession or control relating to the IRE Property.

    (v)
    IRE shall give DP prompt notice of the occurrence of any event or the receipt of any notice or knowledge the effect of which would be to make any representation, warranty, or covenant of IRE untrue or misleading in any material respect.

    (vi)
    IRE is not a foreign person within the meaning of Sections 1445 and 7701 of the Code.

  (b)
  Between the Effective Date and the IRE Property Closing Date:

  (i)
  Subject to the terms of the IRE Sale Agreements and this Agreement with respect to customary farm leases, IRE will not sell, transfer, convey, lease or encumber, or cause or permit to be sold, transferred, conveyed, leased, or encumbered, the IRE Property, the DP Property or any part thereof or interest therein, or alter or amend the zoning classification of the IRE Property or the DP Property, or otherwise perform or permit any act or deed which shall diminish, encumber, or affect DP's rights in and to the IRE Property and the DP Property or prevent it from fully performing its obligations hereunder; and

  (ii)
  Subject to the terms of the DP Sale Agreements and this Agreement, IRE will permit DP, its agents, representatives, and consultants to inspect the DP Property at all reasonable times.

  (c)
  The above representations of IRE shall survive the discharge of all other obligations owed by the parties to each other hereunder, and any transfer of title to the IRE Property. IRE hereby covenants and agrees to indemnify, defend, and hold harmless DP from and against any and all losses, costs, claims, demands, suits, causes of action, proceedings, and liabilities incurred by or asserted against DP as a result of the breach of any of the representations, warranties or covenants contained in this Section. The obligations of IRE set forth in this Section shall survive the IRE Property Closing and the DP Property Closing.

19.
Representations and Warranties of DP.

(a)
The representations and warranties contained in this paragraph, unless expressly stated otherwise, are made as of the date of this Agreement and as of the date of the DP Property Closing. DP represents and warrants to IRE as follows:

(i)
To DP's knowledge, neither DP nor the sellers under any of the DP Sale Agreements are in default under the DP Sale Agreements.

(ii)
To DP's knowledge, the DP Sale Agreements are in full force and effect.

(iii)
To DP's knowledge, DP has full power and lawful authority to execute and deliver this Agreement and any and all documentation relating hereto, to consummate the transactions contemplated hereby, and to make the representations, warranties and covenants made by DP hereunder. To DP's knowledge, no consent of any other person or entity is required in connection with the execution, delivery or performance of this Agreement, and as such this Agreement represents the valid and binding obligation of DP enforceable against it in accordance with its terms.

(iv)
Upon delivery to IRE of the documents described in Section 23(b) (i), DP shall have delivered to IRE all documents in DP's possession or control relating to the DP Property.

    (v)
    DP shall give IRE prompt notice of the occurrence of any event or the receipt of any notice or knowledge the effect of which would be to make any representation, warranty, or covenant of DP untrue or misleading in any material respect.

    (vi)
    DP is not a foreign person within the meaning of Sections 1445 and 7701 of the Code.

  (b)
  Between the Effective Date and the DP Property Closing Date:

  (i)
  DP will not sell, transfer, convey, lease or encumber, or cause or permit to be sold, transferred, conveyed, leased, or encumbered, the DP Property, the IRE Property or any part thereof or interest therein, or alter or amend the zoning classification of the IRE Property or the DP Property, or otherwise perform or permit any act or deed which shall diminish, encumber, or affect IRE's rights in and to the IRE Property and the DP Property or prevent it from fully performing its obligations hereunder; and

  (ii)
  Subject to the terms of the DP Sale Agreements and this Agreement, DP will permit IRE, its agents, representatives, and consultants to inspect the DP Property at all reasonable times.

  (c)
  The above representations of DP shall survive the discharge of all other obligations owed by the parties to each other hereunder, and any transfer of title to the DP Property. DP hereby covenants and agrees to indemnify, defend, and hold harmless IRE from and against any and all losses, costs, claims, demands, suits, causes of action, proceedings, and liabilities incurred by or asserted against IRE as a result of the breach of any of the representations, warranties or covenants contained in this Section. The obligations of DP set forth in this Section shall survive the IRE Property Closing and the DP Property Closing.

20.
Development Schedule. The Parties shall use reasonable efforts to cause their schedules with respect to due diligence and purchase and annexation of their respective properties to occur contemporaneously with each other.

21.
Leases.

(a)
Provided IRE first approves any lease, at the DP Property Closing, DP shall assign and IRE shall assume any leases encumbering the DP Property pursuant to a commercially reasonable assignment and assumption of lease agreement. DP shall not consent to a lease relating to the DP Property without first obtaining IRE's approval, which shall not be unreasonably withheld.

(b)
Provided DP first approves any lease, at the IRE Property Closing, IRE shall assign and DP shall assume any leases encumbering the IRE Property pursuant to a commercially reasonable assignment and assumption agreement. IRE shall not consent to a lease relating to the IRE Property without first obtaining DP's approval, which shall not be unreasonably withheld.

22.
Brokers. IRE acknowledges that IRE has no broker in regards to this transaction and DP acknowledges that DP has no broker in regards to this transaction. IRE and DP warrant to each other that they have dealt with no other brokers, finders or other persons in connection with the transactions hereby contemplated. IRE and DP each agree to indemnify, defend and hold each other harmless from and against any loss, damage, liability, or expense incurred by IRE or DP, as the case may be, by reason of IRE's or DP's breach of the representations and warranties set forth in this Section.

23.
Condemnation of DP Property. If, prior to the DP Property Closing, any condemnation proceedings are threatened or commenced against all or any part of the DP Property (a "DP Property Condemnation"), DP shall so notify IRE in writing and IRE shall elect, by written notice to DP within thirty (30) days after receipt of DP's notice, to either:

(a)
terminate this Agreement, in which event neither party shall have any further rights, obligations, nor liabilities hereunder; or

(b)
continue with this Agreement, in which case IRE shall be entitled to participate with DP in all aspects of the DP Property Condemnation proceedings (subject to the terms of the DP Sale Agreements), and upon the DP Property Closing DP shall credit to IRE any DP Property Condemnation award paid to DP in connection with such DP Property Condemnation, and/or assign to IRE all of DP's right, title, and interest in, to, and under any DP Property Condemnation award to be paid to DP in connection with such DP Property Condemnation.

24.
Condemnation of IRE Property. If, prior to the IRE Property Closing, any condemnation proceedings are threatened or commenced against all or any part of the IRE Property (an "IRE Property Condemnation"), IRE shall so notify DP in writing and DP shall elect, by written notice to IRE within thirty (30) days after receipt of IRE's notice, to either:

(a)
terminate this Agreement, in which event neither party shall have any further rights, obligations, nor liabilities hereunder except to the extent set forth in Section 5 of this Agreement; or

(b)
continue with this Agreement, in which case DP shall be entitled to participate with IRE in all aspects of the IRE Property Condemnation proceedings (subject to the terms of the IRE Sale Agreements), and upon the IRE Property Closing IRE shall credit to DP any IRE Property Condemnation award paid to IRE in connection with such IRE Property Condemnation, and/or assign to DP all of IRE's right, title, and interest in, to, and under any IRE Property Condemnation award to be paid to IRE in connection with such IRE Property Condemnation.

25.
Assignment of Sale Agreements. At the Closing, the parties shall use reasonable efforts to cause the current owners of each applicable Property to convey directly to the purchasing Party by assignment of the applicable purchase agreement for such Property or in any other manner reasonably acceptable to the purchasing Party. In such event, the deed conveying the applicable Property shall be subject to the reasonable approval of the purchasing Party and the selling Party shall have no subsequent obligation to convey the applicable Property. In no event shall any such assignment include an assignment of the obligations, covenants, representations and warranties of the Purchaser/Assignor under any applicable purchase agreement nor shall any such assignment contain a requirement that the other party enter into the chain of title to any real estate other than the Property being exchanged under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither Party shall be required to effectuate: (i) an assignment of the applicable purchase agreement; or (ii) a 1031 trade and exchange or (iii) the escrow closing contemplated by this Agreement if any seller (that is unrelated to the purchaser) under any applicable sale agreement is not required to consent or cooperate with any one or more of the foregoing and/or withholds his voluntary consent or cooperation with respect to any one or more of the foregoing.

26.
DP Right of First Refusal. In the event that IRE desires to sell or otherwise transfer the DP Property or any portion thereof (the "Subject Property") (i) before developing the Subject Property, to the extent such sale is to any party; or (ii) after developing the Subject Property, for a period of five (5) years after the Closing, to the extent such sale is to a competitor of DP, and to the extent in either case of clause (i) or (ii) IRE receives a written bona fide offer to purchase or otherwise transfer the DP Property that IRE is willing to accept, IRE shall notify DP in writing of the existence of such offer IRE has received and is willing to accept ("Offer to Purchase") no later than fifteen (15) days subsequent to IRE's receipt of any such Offer to Purchase and DP shall have the first right of first refusal ("ROFR") to purchase the Subject Property on the same terms and conditions as are set forth in the Offer to Purchase. DP shall notify IRE in writing as to whether DP will exercise its ROFR within fifteen (15) days after DP's receipt of the Offer to Purchase from IRE. In the event DP fails to exercise DP's ROFR within the manner set forth above, IRE may proceed to sell the Subject Property to the proposed purchaser set forth in the Offer to Purchase under the terms set forth in the Offer to Purchase. For the purposes of this Agreement a "competitor of DP" shall mean developers of industrial or manufacturing properties with ceiling heights of 24 feet or more including, but not limited to, the developers set forth on Exhibit G. For purposes of this Section 26, the phrase "before developing the DP Property" shall mean the time before IRE commences construction on the foundation of any improvement located on the Subject Property. Notwithstanding anything to the contrary contained in this Agreement, DP's ROFR shall not apply to transfer to entities which are subsidiaries or affiliates of IRE, provided, however, that DP's ROFR shall apply when such entity transfers the Property.    Notwithstanding anything to the contrary contained in this Agreement, in the event the Subject Property, or some part thereof, is developed with an ethanol plant or other primary power producing plant the ROFR shall immediately terminate, be void and of no further force or effect. For purposes of the preceding sentence, commencing construction of a foundation designed for an Ethanol Plant or other power producing plant shall be sufficient development to constitute development of the Subject Property for an ethanol plant or other primary power producing plant. DP agrees to subordinate its rights under this Agreement including, without limitation, DP's ROFR, upon IRE's request and from time to time, to the lien of any mortgage and/or security interest held, or to be held, by any lender to IRE.

27.
Sign Payment Reimbursement. At the Closing, DP shall pay IRE the amount of $46,350.00 as reimbursement for the payment from IRE to Henry A. Knetsh relating to that certain sign lease between Henry A. Knetsh and billboard sign company. Such sign lease shall be subject to DP's review and approval during the DP Inspection Period.

28.
Amendment, Termination and Assignment of Sale Agreements.

(a)
DP shall not terminate or amend the DP Sale Agreements necessary to effectuate the exchange contemplated herein without IRE's prior written approval (which approval shall not be unreasonably withheld). In addition, DP shall not assign the DP Sale Agreements without the prior written approval of IRE, which shall not be unreasonably withheld conditioned or delayed. Any such assignment shall be subject to this Agreement. DP shall not take any action, or omit to take any action, that would constitute an event of default under the DP Sale Agreements. In the event DP or any of the sellers under the DP Sale Agreements are in default under the DP Sale Agreements, DP shall promptly notify IRE, and DP and IRE shall promptly meet to discuss the appropriate course of action with respect to such default. Notwithstanding anything to the contrary contained within this Agreement, in the event of a default as referred to in the preceding sentence, any determination as to the appropriate course of action shall be made at the sole and exclusive discretion of DP, including without limitation any determination to terminate or amend the DP Sale Agreements.

(b)
IRE shall not terminate or amend the IRE Sale Agreements without DP's prior written approval (which approval shall not be unreasonably withheld). In addition, IRE shall not assign the IRE Sale Agreements without the prior written approval of DP, which shall not be unreasonably withheld conditioned or delayed. Any such assignment shall be subject to this Agreement. IRE shall not take any action, or omit to take any action, that would constitute an event of default under the IRE Sale Agreements. In the event IRE or any of the sellers under the IRE Sale Agreements are in default under the IRE Sale Agreements, IRE shall promptly notify DP, and IRE and DP shall promptly meet to discuss the appropriate course of action with respect to such default. Notwithstanding anything to the contrary contained within this Agreement, in the event of a default as referred to in the preceding sentence, any determination as to the appropriate course of action shall be made at the sole and exclusive discretion of IRE, including without limitation any determination to terminate or amend the IRE Sale Agreements.

29.
Notices. All notices required to be given hereunder shall be in writing and shall be given by (1) registered or certified mail, return receipt requested, or (2) by a nationally recognized overnight courier with a copy sent by first class mail, or (3) by facsimile. Notices given by registered or certified mail shall be deemed to have been received five days after such notices are mailed addressed to the parties at the addresses set forth below. Any notice which is sent by overnight courier, by hand-delivered or transmitted by facsimile shall be deemed to have been received on the date of delivery or, as the case may be, the date of transmission. Either party may change its address, for purposes of receiving notice, by notice to the other given in compliance with this Section. Notices to the parties shall be addressed to the parties at their respective addresses set forth below.

    If to IRE:

    Illinois River Energy
    1201 S. 7th Street, Suite 110
    Rochelle, Illinois, 61068
    Telephone: (815) 562-0650
    Facsimile: (815) 562-0720
    With a copy to:

    Charles P. Cole, Jr.
    104 Oak Court PO Box 24
    Rochelle, Illinois 61068
    Telephone (815) 562-5150
    Facsimile (815) 562-5533

    If to DP:

    DP Industrial, LLC
    1200 Financial Boulevard
    Reno, Nevada 89502
    Attn: Aaron Paris, COO
    Telephone: (800) 775-7483
    Facsimile: (702) 856-0831

    With a copy to:

    Jones Day
    77 West Wacker, Suite 3500
    Chicago, IL 60601
    Attn: Brian L. Sedlak
    Telephone: 312/782-3939
    Facsimile: 312/782-8585

30.
Grant Money. In the event the project to be constructed by IRE and/or DP (or any tenant or assignee of DP) qualifies for grant assistance to either the City of Rochelle or Ogle County and such assistance enables either one of those entities to pay for the infrastructure improvements that DP has approved and agreed pay for under this Agreement, or any part thereof, including, without limitation, the Utilities System and/or the Roadway System, then in such event, if necessary ultimate receipt of the grant requires a modification to this Agreement, DP and IRE agree to use reasonable efforts to modify this Agreement to permit DP to benefit from any such grant. In the event a grant is received as a result of IRE causing such a grant to be obtained which reduces the amounts to be paid by DP under this Agreement, in addition to all other amounts to be paid by

  DP hereunder, one-half of any savings to DP by reason of either the City of Rochelle or the County of Ogle receiving any such grant shall be added to the Due Diligence Payment payable by DP under Section 5 of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, should either party determine that the process of obtaining such a grant will unreasonably delay the construction of their respective project, neither party hereto shall be required to participate in any such grant process, further, neither party shall be bound by the terms of this Section of this Agreement, should either party determine that proceeding under this Section would be in violation of the terms of any such grant.

31.
Facility on the DP Property.

(a)
IRE acknowledges and agrees that it is contemplating the construction of an ethanol production facility. IRE covenants and agrees that prior to operation of the ethanol facility, it will install the following improvements or devices in or about the ethanol production facility: a thermal oxidizer; ultra low NOx burners for the thermal oxidizer and dryers; full enclosures on grain receiving pits and dry distillers' grain storage areas; bag houses as required pursuant to IRE's applicable emissions permits; vapor recovery system in the ethanol load-out area; and paving of roads at the site. In the event of technological advances with respect to any one or more of such devices which do not diminish the control of the emissions or pollutants, then, at the reasonable discretion of IRE, IRE may install the technologically improved device or devices in lieu of the corresponding device or devices. Prior to the initial operation of the ethanol production facility, IRE shall notify DP of the installation of such improved device or devices, before their installation. In addition, with respect to distillation and fermentation areas, dewatering and drying areas and dry distillers' grain storage areas within the facility, IRE shall provide upward building ventilation ("Upward Ventilation").

(b)
IRE shall install an exhaust stack from the CO2 collection scrubber system (the "Stack") of at least 125 feet in height to maximize air dispersion of CO2 and other gases and particulates from the scrubber. At Closing, DP will pay for a portion of the incremental cost (the "Incremental Cost") of (i) constructing the Stack to a height of least 125 feet over and above the costs of constructing the Stack to a height of seventy-three feet, and (ii) installing the Upward Ventilation over and above the costs of constructing the building ventilation as currently designed. DP's share of the Incremental Cost shall be as follows:

(1)
DP will pay for 100% of the first $75,000.00 of the Incremental Cost; and

(2)
DP will pay for 50% of the Incremental Cost between $75,000.00 and $225,000.

    Pursuant to such methodology, DP's share of the Incremental Cost shall not exceed $150,000.00, and IRE shall be responsible for all other Incremental Cost. IRE shall submit to DP a contractor's change order for the work that necessitated the Incremental Costs as well as contractors' invoices for such costs.

  (c)
  Upon completion of the construction of the Stack, IRE shall deliver to DP a reasonably detailed invoice describing the costs incurred by IRE in constructing the Stack, including, but not limited to, the Incremental Cost. Within thirty (30) days after receipt of IRE's invoice, DP shall pay IRE DP's share of the Incremental Cost).

  (d)
  Simultaneously with the execution and delivery of this Agreement, DP has paid to IRE a non-refundable payment of $30,000 to reimburse IRE for additional due diligence expenses in connection with additional due diligence.

32.
General Provisions.

(a)
This Agreement, including all exhibits attached hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants with respect thereto not contained herein.

  (b)
  This Agreement may be amended only by a written instrument executed by all of the parties hereto.

  (c)
  No waiver of any condition or provision of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be deemed or construed as a waiver of any other or similar provision or of any future event, act, or default.

  (d)
  In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which such period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next business day.

  (e)
  If any provision of this Agreement is deemed unenforceable in whole or part, such provision shall be limited to the extent necessary to render the same valid or shall be deemed excised from this Agreement and replaced by a valid provision as close in meaning and intent as the excised provision, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited or as so replaced, as the case may be.

  (f)
  Headings of articles and sections herein are for convenience of reference only and shall not be construed as part of this Agreement.

  (g)
  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

  (h)
  DP may not assign this Agreement without obtaining IRE's prior written approval, which may be withheld in IRE's reasonable discretion. Notwithstanding the foregoing, DP shall have the right to assign this Agreement without the consent of IRE to (1) any entity resulting from a merger or consolidation with DP or any organization purchasing substantially all of DP's assets, (2) any entity succeeding to substantially all the business and assets of DP at the Property, (3) any subsidiary, affiliate or parent of DP, (4) any entity controlling, controlled by or under common control with DP, (5) any entity related to DP, and (6) any joint venture partner of DP. In such event, DP shall notify IRE of such transfer no less than fifteen (15) days before such transfer. In no event shall DP be released from its obligations hereunder in the event of any such assignment.

  (i)
  IRE may not assign this Agreement without obtaining DP's prior written approval, which may be withheld in DP's reasonable discretion. Notwithstanding the foregoing, IRE shall have the right to assign this Agreement without the consent of DP to (1) any entity resulting from a merger or consolidation with IRE or any organization purchasing substantially all of IRE's assets, (2) any entity succeeding to substantially all the business and assets of IRE at the Property, (3) any subsidiary, affiliate or parent of IRE, (4) any entity controlling, controlled by or under common control with IRE, (5) any entity related to IRE, and (6) any joint venture partner of IRE. In such event, IRE shall notify DP of such transfer no less than fifteen (15) days before such transfer. In no event shall IRE be released from its obligations hereunder in the event of any such assignment.

  (j)
  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

  (k)
  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute a single instrument.

  (l)
  In the event any dispute arises hereunder, and litigation or arbitration proceedings are commenced, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in connection with such proceedings, including but not limited to reasonable attorneys' fees and costs. Each Party hereby waives all consequential damages it may have arising out of the failure of the other Party to perform its obligations under this Agreement.

  (m)
  In no event shall this Agreement be construed more strongly against any one person solely because such person or its representative acted as draftsman hereof, it being acknowledged by the parties hereto that both have been represented by competent legal counsel, that this Agreement has been subject to substantial negotiation, and that all parties have contributed substantially to the preparation of this Agreement.

  (n)
  Upon either Party's request, the Parties shall duly execute and acknowledge a Memorandum of Sale Agreement in the form attached hereto as Exhibit E, and such Memorandum of Sale Agreement shall, at the election of the requesting party, be recorded (subject to the terms of the DP Sale Agreements or the IRE Sale Agreements, as the case may be) among the appropriate land records in which ownership of the applicable Property is recorded. The cost of recordation of the Memorandum of Agreement shall be borne by the requesting Party.

  (o)
  Any of the conditions to DP's obligations set forth in this Agreement may be waived by DP, in whole or in part, in DP's sole discretion; provided, however, that (i) to be enforceable against DP, such waiver shall be in writing, and (ii) the waiver of any one breach or failure to perform by IRE shall not constitute a waiver by DP of any subsequent breach or failure to perform by IRE, or any of IRE's covenants, conditions, agreements and/or representations or warranties under this Agreement.

  (p)
  Any of the conditions to IRE's obligations set forth in this Agreement may be waived by IRE, in whole or in part, in IRE's sole discretion; provided, however, that (i) to be enforceable against IRE, such waiver shall be in writing, and (ii) the waiver of any one breach or failure to perform by DP shall not constitute a waiver by IRE of any subsequent breach or failure to perform by DP, or any of DP's covenants, conditions, agreements and/or representations or warranties under this Agreement.

  (q)
  IRE shall not market the IRE Property for sale in any manner whatsoever while this Agreement is in effect. DP shall not market the DP Property for sale in any manner whatsoever while this Agreement is in effect.

  (r)
  IRE and DP acknowledge that (i) but for certain assurances received by governmental authorities that IRE may be eligible for governmental incentives, IRE would not be entering into this Agreement, and (ii) but for certain assurances received by governmental authorities that DP may be eligible for governmental incentives, DP would not be entering into this Agreement.

  (s)
  DP acknowledges and agrees that IRE intends to file a registration statement with the United States Securities and Exchange Commission ("SEC") and certain state securities commissions, to register its securities under the Securities Act of 1933, as amended. Further, if IRE reaches financial closing, IRE will be required to register and submit various filings under the Securities Exchange Act of 1934, as amended. Pursuant to these registrations, IRE will be required to file a copy of certain agreements it has entered into, including this Agreement, which will become available to the public upon filing. DP does not object to such filings, and agrees to advise its agents, Subcontractors and their agents and Sub-subcontractors (or cause them to be so advised) of such filings. Notwithstanding the foregoing, IRE agrees to take commercially reasonable efforts to seek confidential treatment for such provisions of this Agreement as IRE and DP reasonably agree may be entitled to such treatment. DP knowledges that confidential treatment may not be available for certain provisions of this Agreement, for transactions between related parties, as defined in the Securities Act of 1933, as amended, or may be denied by the SEC, but IRE shall promptly notify DP if such confidential treatment is denied or is otherwise not available and shall reasonably cooperate with DP's own efforts, if any, to seek confidential treatment of such information.

[balance of page intentionally blank]

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date hereinabove written.

IRE:
ILLINOIS RIVER ENERGY, L.L.C.
By:	/s/ FLOYD SCHULTZ Name: Floyd Schultz Title: President
Attest:	/s/ GREG MARSHALL Name: Greg Marshall Title: Secretary
DP:
DP INDUSTRIAL, LLC a Delaware limited liability company
By: DP Venture Co. LLC, a Delaware limited liability company Its: Manager
By: DP Promote Co. LLC, a Delaware limited liability company Its: Managing Member
By:	/s/ MICHAEL DERMODY Name: Michael Dermody Title: Managing Member

EXHIBIT A

Description of the IRE Sale Agreements

        Exchange Option Agreement dated January 21, 2003 by and between Carl R. Pohlad as "Seller" therein and Illinois River Energy, LLC as "Buyer" therein covering a part of the IRE Property.

        Option Agreement dated July 5, 2002 by and between Henry A. Knetsch, Jr.., trustee under trust agreement dated July 21, 1988 as "Seller" therein and Illinois River Energy, LLC, a Delaware limited liability company AS "Buyer" therein covering a part of the IRE Property.

        Option Agreement dated July 5, 2002 by and between the Noggle Family Limited Partnership as "Seller" therein and Illinois River Energy, LLC, a Delaware limited liability company AS "Buyer" therein covering a part of the IRE Property.

A-1

EXHIBIT B-1

Legal Description of the IRE Land

        OF PROPERTY DESCRIBED AS: Part of the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) and part of the Southeast Quarter (SE1/4) of the Northeast Quarter (NE1/4) of Section Thirty-one (31) and part of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) and part of the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of Section Thirty-two (32), Township Forty (40) North, Range Two (2) East of the Third (3rd) Principal Meridian, Ogle County, Illinois, described as follows, to wit:

        Beginning at the Southwest corner of the Northwest Quarter (NW1/4) of said Section Thirty-two (32); thence Easterly along the South line thereof, a distance of 1330.53 feet to the Southeast corner of the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of said Section Thirty-two (32); thence Northerly, along the East line thereof and along the East line of the Northwest Quarter (NW1/4) of said Northwest Quarter (NW1/4) at an angle of 90 degrees 06 minutes 41 seconds as measured clockwise from the last described course, a distance of 1826.40 feet to a point on the Southerly right of way line of F.A.I. Route 88; thence Southwesterly along said Southerly right of way line, at an angle of 80 degrees 03 minutes 05 seconds as measured clockwise from the last described course, a distance of 1158.87 feet; thence Southwesterly along said Southerly right of way line, at an angle of 177 degrees 39 minutes 19 seconds as measured clockwise from the last described course, a distance of 196.73 feet to a point on the East line of the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) of said Section Thirty-one (31); thence Southwesterly along said Southerly right of way line, at an angle of 179 degrees 57 minutes 48 seconds as measured clockwise from the last described course, a distance of 403.72 feet; thence Southwesterly along said Southerly right of way line, at an angle of 182 degrees 22 minutes 56 seconds as measured clockwise from the last described course, a distance of 954.59 feet to a point on the Easterly right of way line of Caron Road; thence Southeasterly along said Easterly right of way line, at an angle of 81 degrees 28 minutes 16 seconds as measured clockwise from the last described course, a distance of 699.97 feet; thence Southeasterly, along said Easterly right of way line, being the arc of a non-tangental curve concave Southwesterly having a radius of 11589.16 feet and whose chord forms an angle of 181 degrees 31 minutes 20 seconds as measured clockwise from the last described course, an arc distance of 614.53 feet; thence Southeasterly along said Easterly right of way line, at an angle of 181 degrees 33 minutes 18 seconds as measured clockwise from the last described chord, a distance of 93.86 feet to a point on the South line of the Southeast Quarter (SE1/4) of the Northeast Quarter (NE1/4) of said Section Thirty-one (31); thence Easterly, along the South line thereof, at an angle of 104 degrees 59 minutes 59 seconds as measured clockwise from the last described course, a distance of 911.86 feet to the Point of Beginning, containing 90.288 acres, more or less.

B-1-1

EXHIBIT B-2

Depiction of the IRE Land

[Map]

B-2-1

EXHIBIT C

Description of the DP Sale Agreements

1.
Real Estate Sale and Option Agreement effective as of January 6, 2003 between Yesac Farms, L.P., as seller, and DP Industrial, LLC, as purchaser, pursuant to which Yesac Farms, L.P. agreed to sell to DP Industrial, LLC an 80 acre portion of the Casey Farm located in Ogle County, Illinois and grant to DP Industrial, LLC the option to acquire a 75 acre portion of the Casey Farm located in Ogle County, Illinois, all as more particularly described in the Real Estate Sale and Option Agreement.

2.
Assignment and Assumption of Option Agreement dated as of November 15, 2002 by and between Greater Rochelle Economic Development Corporation ("Assignor") and DP Partners LLC ("Assignee"), pursuant to which Assignor assigned to Assignee Assignor's rights and obligations in that certain Option Agreement dated as of October 31, 2002 between Marie Annette Barth and Joyce M. Stocking as Trustee Under the Provisions of a Trust Agreement Dated the 18th day of June, 1996 and known as the Stocking Family Trust No. 4-96 ("Seller") and Assignor (pursuant to which Seller granted to Assignor the option to acquire from Seller of certain real property in Ogle County in the State of Illinois, consisting of approximately 114.98 acres and commonly known as the Barth Farm, as more particularly described in the Option Agreement).

3.
Agreement of Purchase And Sale by and between Noggle Family Limited Partnership ("Noggle Family"), and DP Industrial, LLC, as purchaser, pursuant to which the Noggle Family agrees to sell to DP Industrial, LLC, a 33.5 acre portion of the land consisting of approximately 237 acres, being part of the South One-Half of Section 31 Township 40N Range 2 East of the 3rd PM located in Dement Township, Ogle County, Illinois, commonly known as the Noggle Farm in Rochelle, Illinois. The 33.5 acre portion is more particularly described in the Agreement of Purchase and Sale. The Noggle Agreement of Purchase and Sale is unexecuted as of the date hereof.

C-1

EXHIBIT D-1

Legal Description of the DP Land

THAT PART OF THE SOUTHEAST QUARTER OF SECTION 31 AND PART OF THE SOUTHWEST QUARTER OF SECTION 32, ALL IN TOWNSHIP 40 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDIAN, COUNTY OF OGLE, ILLINOIS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 32;

THENCE SOUTH 88 DEGREES 31 MINUTES 33 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER, 40.00 FEET TO A LINE 40.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER TO THE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 88 DEGREES 31 MINUTES 33 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER, 2,612.09 FEET TO THE SOUTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 31;

THENCE SOUTH 88 DEGREES 19 MINUTES 19 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER, 164.71 FEET TO A LINE 100.00 FEET EAST OF AND PARALLEL WITH THE EASTERLY RIGHT OF WAY LINE OF BURLINGTON NORTHERN RAILROAD;

THENCE NORTH 16 DEGREES 46 MINUTES 55 SECONDS WEST ALONG SAID LINE, 523.21 FEET;

THENCE NORTH 10 DEGREES 58 MINUTES 44 SECONDS WEST, 79.90 FEET TO A POINT ON CURVE;

THENCE NORTHEASTERLY, 854.97 FEET ALONG A NON-TANGENTIAL CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 580.00 FEET, CHORD DISTANCE OF 779.64 FEET, AND BEARING NORTH 31 DEGREES 12 MINUTES 34 SECONDS EAST;

THENCE NORTH 88 DEGREES 31 MINUTES 13 SECONDS EAST, 2,512.34 FEET TO A LINE 40 FEET WEST OF A PARALLEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER OF SECTION 32;

THENCE SOUTH 01 DEGREES 13 MINUTES 52 SECONDS ALONG SAID EAST OF SOUTHWEST QUARTER, 1,239.32 FEET TO SAID POINT OF BEGINNING, CONTAINING 3,532,165 SQUARE FEET OR 81.087 ACRES MORE OR LESS.

D-1-1

EXHIBIT D-2

Depiction of the DP Land

[Map]

D-2-1

EXHIBIT E

Memorandum of Sale Agreement

This document prepared by and upon recording return to:

Property Address:

Property Index Number:

MEMORANDUM OF SALE AGREEMENT

        THIS MEMORANDUM OF AGREEMENT is made and entered into as of the      day of                         , 2003 and is by and between , a                          ("Transferor"), having an address at                         , and , a(n)                                                   ("Transferee"), having an address at                               .

WITNESSETH:

1.
Pursuant to a certain Real Estate Transfer Agreement (the "Agreement") of even date herewith by and between              and             , Transferor has agreed to convey to Transferee the property located in                         , which is more particularly described in Exhibit A-1 attached hereto (the "Property"), located in                          County, Illinois.

2.
The effective date of the Agreement is              (the "Effective Date"). If Transferee elects to consummate the transfer consummated under the Agreement, the Closing is scheduled to take place on                         .

3.
Pursuant to the Agreement Transferee is entitled to enter the Property for surveying and testing.

4.
Pursuant to the Agreement, Transferor has certain rights of first refusal with respect to the Property and Transferee has certain obligations with respect to emissions from the Property.

[balance of page intentionally blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Transfer Agreement as of the date hereinabove written.

TRANSFEROR

By:
Name: Title:

Attest:
Name: Title:
TRANSFEREE:

By:
Name: Title:

Attest:
Name: Title:

STATE OF

SS
COUNTY OF

        I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that                          personally known to me to be                          of                         , and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as                          of such corporation, as his free and voluntary act and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

        Given under my hand and official seal this              day of                         , 2003.

Notary Public
STATE OF

SS
COUNTY OF

        I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that                          personally known to me to be                          of                         , and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as                          of such corporation, as his free and voluntary act and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

        Given under my hand and official seal this              day of                         , 2003.

Notary Public

EXHIBIT F

Depiction of the Noggle Property

[Map]

F-1

Exhibit G

1.
ProLogis
2.
IDI
3.
Hillwood
4.
Duke Realty Corp.
5.
Opus Group
6.
Alliance Commercial
7.
Transwestern Commercial Services
8.
First Industrial Realty Trust Inc.
9.
AMB Property Corp.
10.
Panattoni Development Co.
11.
Trammell Crow Co.
12.
Hines
13.
Crow Holdings Industrial Trust
14.
Higgins Development Partners
15.
CarrAmerica Realty Corp.
16.
Liberty Property Trust
17.
Lincoln Property Co.
18.
McShane Corp.
19.
Heitman
20.
Champion Partners
21.
LUI Realty Advisors/The Core Group, USA
21.
Robert Pattillo Properties
23.
Voit Development Co.
24.
McDonald Development Co.
25.
The Alter Group
26.
WISPARK
27.
Northern Builders
28.
Pizzutti Development Inc.;
29.
Cabot Industrial
30.
AMLI
31.
Centerpoint
32.
LCOR Inc.

II-1

QuickLinks

  Exhibit 10.11
TABLE OF CONTENTS
INDEX
REAL ESTATE EXCHANGE AGREEMENT
BACKGROUND
TERMS
EXHIBIT A Description of the IRE Sale Agreements
EXHIBIT B-1 Legal Description of the IRE Land
EXHIBIT B-2 Depiction of the IRE Land
EXHIBIT C Description of the DP Sale Agreements
EXHIBIT D-1 Legal Description of the DP Land
EXHIBIT D-2 Depiction of the DP Land
EXHIBIT E Memorandum of Sale Agreement
MEMORANDUM OF SALE AGREEMENT
WITNESSETH
EXHIBIT F Depiction of the Noggle Property
Exhibit G